United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED
IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

FEDERATED NATIONAL HOLDING COMPANY
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

August 26, 2016

****** PLEASE VOTE TODAY ******

Dear Shareholder:

We have previously distributed to you proxy materials for the Annual Meeting of Shareholders of Federated National Holding Company, to be held on September 13, 2016.

According to our latest records we have not yet received your vote.  It is important that you provide your voting instructions as soon as possible in order to make sure that your shares will be voted at the meeting in accordance with your desires.

We encourage you to vote as recommended by the Board of Directors, which has recommended that you vote FOR each of the five nominees up for election, FOR proposal two, ONE YEAR for proposal three and FOR each of proposals four through six.

It’s also important to note that proposals four and five require a supermajority of two-thirds of the outstanding shares in order to pass.  This requirement is difficult to achieve without every shareholder’s participation.

Information on how to provide your voting instructions has been included with this letter.

Your vote is needed, and we encourage you to vote today by Internet, phone, or by returning the enclosed voting form.

Thank you for your cooperation and continued support.

Sincerely,
Michael H. Braun
Chief Executive Officer